For Immediate Release

Level One Bancorp, Inc. reports third quarter 2018 net income of $3.3 million, representing $0.41 of earnings per diluted share

Loan growth of 13.69% in the last twelve months and the size of the mortgage team doubled

Farmington Hills, MI – October 30, 2018 – Level One Bancorp, Inc. (“Level One”) (Nasdaq: LEVL) today reported net income of $3.3 million, or $0.41 per diluted share, in the third quarter of 2018. This compares with net income of $4.0 million, or $0.53 per diluted share, in the preceding quarter and $2.8 million, or $0.43 per diluted share, in the third quarter of 2017.

Patrick J. Fehring, President and Chief Executive Officer, commented, "Our total loans increased 13.69% in the past twelve months. In addition, our noninterest income increased 32.51% over the second quarter as a result of the previously announced expansion of our mortgage banking activities. However, as a result of this expansion, our noninterest expense increased due to the increase in salaries and benefits expense from the expansion. We remain committed to providing shareholder returns with a strategy of quality growth."

Third Quarter 2018 Financial Highlights

•	Net income was $3.3 million, or $0.41 per diluted share, for the third quarter of 2018

•	Net interest margin, on a fully taxable equivalent ("FTE") basis, was 3.97%, compared to 3.99% in the preceding quarter and 4.07% in the third quarter of 2017

•	Annualized return on average assets was 0.95%, compared to 0.94% in the third quarter of 2017

•	Annualized return on average equity was 8.95%, compared to 10.58% in the third quarter of 2017

•	Total assets increased 14.16% to $1.45 billion at September 30, 2018, compared to $1.27 billion at September 30, 2017

•	Total loans increased 13.69% to $1.11 billion at September 30, 2018, compared to $980.7 million at September 30, 2017

•	Total deposits increased 5.65% to $1.13 billion at September 30, 2018, compared to $1.07 billion at September 30, 2017

•	Book value per share increased 12.13% to $18.77 per share compared to $16.74 per share at September 30, 2017

•	Tangible book value per share increased 15.44% to $17.50 per share compared to $15.16 per share at September 30, 2017

Balance Sheet Review

Level One's total assets were $1.45 billion at September 30, 2018, an increase of $123.4 million, or 9.32%, from $1.32 billion at June 30, 2018, and up $179.4 million, or 14.16%, from $1.27 billion at September 30, 2017.

The investment securities portfolio was $199.1 million at September 30, 2018, an increase of $3.1 million, or 1.53%, from $196.0 million at June 30, 2018, and up $57.4 million, or 40.47%, from $141.7 million at September 30, 2017.

Total loans were $1.11 billion at September 30, 2018, an increase of $69.2 million, or 6.62%, from $1.05 billion at June 30, 2018, and up $134.3 million, or 13.69%, from $980.7 million at September 30, 2017. The growth in total loans compared to September 30, 2017 was primarily due to growth in our commercial real estate and residential real estate loan portfolios.

Total deposits were $1.13 billion at September 30, 2018, an increase of $65.1 million, or 6.11%, from $1.07 billion at June 30, 2018, and up $60.4 million, or 5.65%, from $1.07 billion at September 30, 2017. Total deposit composition at September 30, 2018 consisted of 38.10% of demand deposit accounts, 21.09% of savings and money market accounts and 40.81% of time deposits.

Operating Results

Level One's net interest income increased $654 thousand, or 5.27%, to $13.1 million in the third quarter of 2018, compared to $12.4 million in the preceding quarter, and increased $1.4 million, or 11.91%, compared to $11.7 million in the third quarter of 2017, primarily as a result of increased income on originated loans, partially offset by increased expense on deposits.

Level One’s net interest margin, on a FTE basis, was 3.97% in the third quarter of 2018, compared to 3.99% in the preceding quarter and 4.07% in the third quarter of 2017, primarily as a result of higher cost of funds.

Level One's noninterest income increased $472 thousand, or 32.51%, to $1.9 million in the third quarter of 2018, compared to $1.5 million in the preceding quarter, and decreased $17 thousand, or 0.88%, compared to $1.9 million in the third quarter of 2017. The change in noninterest income compared to the preceding quarter was primarily due to an increase in mortgage banking activities as a result of the expansion of the mortgage team.

Level One’s noninterest expenses increased $749 thousand, or 7.72%, to $10.5 million in the third quarter of 2018, compared to $9.7 million in the preceding quarter, and increased $1.1 million, or 12.04%, compared to $9.3 million in the third quarter of 2017, predominantly as a result of increased salary and employee benefits. This increase is due to doubling the size of the mortgage division during the third quarter. The efficiency ratio, which is a measure of operating expenses as a percentage of net interest income and noninterest income, for the third quarter of 2018 was 69.73%, compared to 69.99% for the preceding quarter and 68.51% in the third quarter of 2017.

Level One's income tax provision was $665 thousand, or 16.96% of pretax income, in the third quarter of 2018, as compared to $860 thousand, or 17.65% of pretax income, in the preceding quarter and $1.3 million, or 30.75% of pretax income, in the third quarter of 2017. The decrease in tax expense during the three months ended September 30, 2018, as compared to the third quarter of 2017, is primarily a result of the change in federal corporate income tax rates from 35% to 21% due to the enactment of the Tax Cuts and Jobs Act in December 2017.

Asset Quality

Level One's asset quality remained solid during the third quarter of 2018. Total nonperforming loans were $12.9 million, or 1.15% of total loans, at September 30, 2018, an increase of $1.6 million from nonperforming loans of $11.3 million, or 1.08% of total loans, at June 30, 2018, and a decrease of $2.8 million from nonperforming loans of $15.6 million, or 1.59% of total loans, at September 30, 2017. Level One had no other real estate owned assets at September 30, 2018 or June 30, 2018, compared to $384 thousand at September 30, 2017. Nonperforming assets, consisting of nonaccrual loans and other real estate owned, as a percentage of total assets were 0.89% at September 30, 2018, compared to 0.85% at June 30, 2018, and 1.26% at September 30, 2017.

In addition, we had $354 thousand in loans 90 days or more past due and still accruing at September 30, 2018, compared to $259 thousand at June 30, 2018 and $486 thousand at September 30, 2017.

Performing troubled debt restructured loans that were not included in nonaccrual loans at September 30, 2018 were $2.5 million, compared to $2.5 million in the preceding quarter and $2.3 million at September 30, 2017. Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, forbearance agreements, and principal deferral or reduction, are categorized as troubled debt restructured loans.

Net chargeoffs in the third quarter of 2018 were $194 thousand, or 0.07% of average loans on an annualized basis, compared to $669 thousand of net recoveries, or 0.26% of average loans on an annualized basis, for the preceding quarter and $32 thousand of net recoveries, or 0.01% of average loans on an annualized basis, for the quarter ended September 30, 2017.

Level One's third quarter provision for loan losses was a provision expense of $619 thousand, compared to a provision benefit of $710 thousand in the preceding quarter and a provision expense of $194 thousand in the third quarter of 2017. The change in provision for loan losses was primarily due to a large recovery in the second quarter of 2018. The allowance for loan losses was $11.9 million, or 1.07% of total loans, at September 30, 2018, compared to $11.5 million, or 1.10% of total loans, at June 30, 2018, and $11.6 million, or 1.19% of total loans, at September 30, 2017. As of September 30, 2018, the allowance for loan losses as a percentage of nonperforming loans was 92.36%, compared to 101.67% at June 30, 2018, and 74.38% at September 30, 2017.

Capital

Total shareholders’ equity was $145.5 million at September 30, 2018, an increase of $2.0 million, or 1.40%, compared with $143.4 million at June 30, 2018 and an increase of $38.5 million, or 35.96%, from $107.0 million at September 30, 2017, primarily as the result of our initial public offering of 1,150,765 shares of common stock in April 2018.

Recent Developments

Third Quarter Dividend: On September 20, 2018, Level One’s Board of Directors declared a quarterly cash dividend of $0.03 per share. This dividend was paid out on October 15, 2018, to stockholders of record at the close of business on September 30, 2018.

About Level One Bancorp, Inc.

Level One Bancorp, Inc. is the holding company for Level One Bank, a full-service commercial and consumer bank headquartered in Michigan with assets of approximately $1.45 billion as of September 30, 2018. It operates eleven banking centers throughout southeast Michigan and west Michigan. Level One Bank's success has been recognized both locally and nationally as the U.S. Small Business Administration's (SBA) "Community Lender of the Year" and "Export Finance Lender of the Year" and one of S&P Global's Top 10 "Best-Performing Community Banks" in the nation. Level One's commercial division provides a menu of products including lines of credit, term loans, leases, commercial mortgages, SBA loans, export-import financing, and a full suite of treasury management and private banking services. The consumer division offers personal savings and checking accounts and a complete array of consumer loan products including residential mortgages, home equity, auto, and credit card services. Level One Bank offers a variety of online banking services and a robust mobile banking application for individuals and businesses. Level One Bank offers the sophistication of a big bank, the heart of a community bank, and the spirit of an entrepreneur. For more information, visit www.levelonebank.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views of future events and operations. These forward-looking statements are based on the information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risk and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations, changes in interest rates and other general economic, business and political conditions, including changes in the financial markets, as well as other risks described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact:	Investor Relations Contact:
Nicole Ransom	Peter Root
(248) 538-2183	(248) 538-2186

Summary Consolidated Financial Information
(Unaudited)	As of or for the quarter ended,
(Dollars in thousands, except per share data)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Earnings Summary
Interest income	$16,629	$15,380	$14,774	$14,378	$13,752
Interest expense	3,560	2,965	2,647	2,374	2,074
Net interest income	13,069	12,415	12,127	12,004	11,678
Provision for loan losses	619	(710)	554	956	194
Noninterest income	1,924	1,452	1,372	1,395	1,941
Noninterest expense	10,454	9,705	9,135	9,193	9,331
Income before income taxes	3,920	4,872	3,810	3,250	4,094
Income tax provision	665	860	642	2,317	1,259
Net income	3,255	$4,012	$3,168	$933	$2,835
Per Share Data
Basic earnings per common share	$0.42	$0.54	$0.48	$0.15	$0.44
Diluted earnings per common share	0.41	0.53	0.47	0.14	0.43
Book value per common share	18.77	18.51	16.78	16.78	16.74
Tangible book value per share (1)	17.50	17.23	15.27	15.21	15.16
Shares outstanding (in thousands)	7,749	7,749	6,585	6,435	6,392
Average basic common shares (in thousands)	7,749	7,456	6,539	6,403	6,392
Average diluted common shares (in thousands)	7,901	7,613	6,699	6,630	6,610
Selected Period End Balances
Total assets	1,446,269	$1,322,913	$1,300,629	$1,301,291	$1,266,919
Securities available-for-sale	199,051	196,047	160,349	150,969	141,700
Total loans	1,114,999	1,045,789	1,051,354	1,034,923	980,721
Total deposits	1,130,311	1,065,216	1,112,644	1,120,382	1,069,874
Total liabilities	1,300,810	1,179,468	1,190,106	1,193,331	1,159,934
Total shareholders' equity	145,459	143,445	110,523	107,960	106,985
Tangible shareholders' equity (1)	135,570	133,501	100,524	97,906	96,872
Performance and Capital Ratios
Return on average assets (annualized)	0.95%	1.23%	1.00%	0.29%	0.94%
Return on average equity (annualized)	8.95	11.97	11.64	3.40	10.58
Net interest margin (fully taxable equivalent) (2)	3.97	3.99	4.03	4.01	4.07
Efficiency ratio (noninterest expense/net interest income plus noninterest income)	69.73	69.99	67.67	68.61	68.51
Total shareholders' equity to total assets	10.06	10.84	8.50	8.30	8.44
Tangible equity to tangible assets (1)	9.44	10.17	7.79	7.58	7.71
Common equity tier 1 capital	11.75	12.11	9.47	9.10	9.33
Tier 1 leverage ratio	10.31	10.60	8.15	7.92	8.14
Tier 1 risk-based capital	11.75	12.11	9.47	9.10	9.33
Total risk-based capital	14.00	14.44	11.87	11.55	11.86
Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.07%	(0.26)%	0.29%	0.35%	(0.01)%
Nonperforming assets as a percentage of total assets	0.89	0.85	1.00	1.13	1.26
Nonperforming loans as a percent of total loans	1.15	1.08	1.23	1.36	1.59
Allowance for loan losses as a percentage of period-end loans	1.07	1.10	1.09	1.13	1.19
Allowance for loan losses as a percentage of nonperforming loans	92.36	101.67	88.67	83.38	74.38
Allowance for loan losses as a percentage of nonperforming loans, excluding allowance allocated to loans accounted for under ASC 310-30	84.72	92.93	80.36	75.68	66.62
(1) See section entitled "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.
(2) Presented on a tax equivalent basis using a 35% tax rate for 2017 time periods and 21% tax rate for 2018 time periods.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial measures included in this earnings release are not measures of financial performance recognized by GAAP. These non-GAAP financial measures include tangible shareholders' equity, tangible book value per share, and the ratio of tangible shareholders' equity to tangible assets. Our management uses these non-GAAP financial measures in its analysis of our performance, and we believe financial analysts and others frequently use these measures, and other similar measures, to evaluate capital adequacy. We calculate: (i) tangible shareholders' equity as total shareholders' equity less core deposit intangibles and goodwill; (ii) tangible book value per share as tangible shareholders' equity divided by shares of common stock outstanding; and (iii) tangible assets as total assets, less core deposit intangibles and goodwill.

The following presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP:

Reconciliation of Non-GAAP Financial Measures
(Unaudited)	As of
(Dollars in thousands, except per share data)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Total shareholders' equity	$145,459	$143,445	$110,523	$107,960	$106,985
Less:
Goodwill	9,387	9,387	9,387	9,387	9,387
Core deposit intangibles	502	557	612	667	726
Tangible shareholders' equity	$135,570	$133,501	$100,524	$97,906	$96,872

Shares outstanding (in thousands)	7,749	7,749	6,585	6,435	6,392
Tangible book value per share	$17.50	$17.23	$15.27	$15.21	$15.16

Total assets	$1,446,269	$1,322,913	$1,300,629	$1,301,291	$1,266,919
Less:
Goodwill	9,387	9,387	9,387	9,387	9,387
Core deposit intangibles	502	557	612	667	726
Tangible assets	$1,436,380	$1,312,969	$1,290,630	$1,291,237	$1,256,806

Tangible equity to tangible assets	9.44%	10.17%	7.79%	7.58%	7.71%

Consolidated Balance Sheets
(Unaudited)	As of
	September 30,	June 30,	December 31,	September 30,
(Dollars in thousands, except share data)	2018	2018	2017	2017
Assets
Cash and cash equivalents	$77,837	$34,767	$63,661	$92,750
Securities available-for-sale	199,051	196,047	150,969	141,700
Federal Home Loan Bank stock	8,325	8,303	8,303	8,303
Mortgage loans held for sale, at fair value	9,392	3,991	4,548	4,459
Loans:
Originated loans	1,022,119	946,724	920,895	857,104
Acquired loans	92,880	99,065	114,028	123,617
Total loans	1,114,999	1,045,789	1,034,923	980,721
Less: Allowance for loan losses	(11,890)	(11,465)	(11,713)	(11,630)
Net loans	1,103,109	1,034,324	1,023,210	969,091
Premises and equipment, net	13,506	13,144	13,435	13,758
Goodwill	9,387	9,387	9,387	9,387
Other intangible assets, net	502	557	667	726
Bank-owned life insurance	11,785	11,703	11,542	11,460
Income tax benefit	3,201	2,510	3,102	3,780
Other assets	10,174	8,180	12,467	11,505
Total assets	$1,446,269	$1,322,913	$1,301,291	$1,266,919
Liabilities
Deposits:
Noninterest-bearing demand deposits	$380,369	$320,213	$324,923	$318,610
Interest-bearing demand deposits	50,226	57,060	62,644	57,798
Money market and savings deposits	238,351	247,542	289,363	267,075
Time deposits	461,365	440,401	443,452	426,391
Total deposits	1,130,311	1,065,216	1,120,382	1,069,874
Borrowings	146,483	86,594	47,833	62,896
Subordinated notes	14,882	14,867	14,844	14,830
Other liabilities	9,134	12,791	10,272	12,334
Total liabilities	1,300,810	1,179,468	1,193,331	1,159,934
Shareholders' equity
Common stock:
Authorized - 20,000,000 shares
Issued and outstanding - 7,749,216 shares at 9/30/2018, 7,748,641 shares at 6/30/2018, 6,435,461 shares at 12/31/2017 and 6,392,041 shares at 9/30/2017	90,411	90,201	59,511	58,922
Retained earnings	59,173	56,383	49,232	48,299
Accumulated other comprehensive loss, net of tax	(4,125)	(3,139)	(783)	(236)
Total shareholders' equity	145,459	143,445	107,960	106,985
Total liabilities and shareholders' equity	$1,446,269	$1,322,913	$1,301,291	$1,266,919

Consolidated Statements of Income
(Unaudited)
	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except per share data)	2018	2018	2017	2018	2017
Interest income
Originated loans, including fees	$12,653	$11,833	$10,172	$35,664	$29,265
Acquired loans, including fees	2,454	2,293	2,610	7,173	9,441
Securities:
Taxable	816	667	422	2,057	1,238
Tax-exempt	450	380	260	1,181	641
Federal funds sold and other	256	207	288	708	648
Total interest income	16,629	15,380	13,752	46,783	41,233
Interest Expense
Deposits	2,802	2,487	1,604	7,467	4,332
Borrowed funds	502	225	214	946	614
Subordinated notes	256	253	256	759	759
Total interest expense	3,560	2,965	2,074	9,172	5,705
Net interest income	13,069	12,415	11,678	37,611	35,528
Provision expense (benefit) for loan losses	619	(710)	194	463	460
Net interest income after provision for loan losses	12,450	13,125	11,484	37,148	35,068
Noninterest income
Service charges on deposits	655	618	607	1,915	1,905
Net gain on sale of securities	—	—	118	—	176
Mortgage banking activities	754	404	548	1,394	1,260
Net gain on sale of commercial loans	—	11	—	11	146
Other charges and fees	515	419	668	1,428	1,618
Total noninterest income	1,924	1,452	1,941	4,748	5,105
Noninterest expense
Salary and employee benefits	6,888	6,169	5,413	19,013	16,003
Occupancy and equipment expense	1,173	1,074	1,106	3,293	3,130
Professional service fees	494	471	603	1,231	1,683
Marketing expense	264	291	289	697	768
Printing and supplies expense	127	112	137	343	371
Data processing expense	565	511	492	1,512	1,384
Other expense	943	1,077	1,291	3,205	3,520
Total noninterest expense	10,454	9,705	9,331	29,294	26,859
Income before income taxes	3,920	4,872	4,094	12,602	13,314
Income tax provision	665	860	1,259	2,167	4,406
Net income	$3,255	$4,012	$2,835	$10,435	$8,908
Earnings per common share:
Basic	$0.42	$0.54	$0.44	$1.44	$1.40
Diluted	$0.41	$0.53	$0.43	$1.41	$1.35
Average common shares outstanding - basic	7,749	7,456	6,392	7,264	6,383
Average common shares outstanding - diluted	7,901	7,613	6,610	7,414	6,602

Net Interest Income and Net Interest Margin
(Unaudited)	For the three months ended,
	September 30, 2018			June 30, 2018			September 30, 2017
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Interest-earning assets:
Gross loans (3)	$1,075,642	$15,107	5.57%	$1,045,715	$14,126	5.42%	$965,149	$12,782	5.25%
Investment securities (4):
Taxable	134,619	817	2.41	114,957	667	2.33	83,402	424	2.01
Tax-exempt	67,599	449	3.13	58,976	380	3.10	42,300	260	3.60
Interest earning cash balances	28,685	157	2.17	25,828	119	1.85	50,213	160	1.27
Federal Home Loan Bank Stock	8,303	99	4.73	8,303	88	4.25	8,303	126	6.02
Total interest-earning assets	$1,314,848	$16,629	5.04%	$1,253,779	$15,380	4.94%	$1,149,367	$13,752	4.79%
Non-earning assets:
Cash and due from banks	22,358			17,800			18,905
Premises and equipment	13,465			12,621			13,846
Goodwill	9,387			9,387			9,387
Other intangible assets, net	533			589			761
Bank-owned life insurance	11,732			11,650			11,406
Allowance for loan losses	(11,591)			(11,473)			(11,594)
Other non-earning assets	7,414			7,839			14,039
Total assets	$1,368,146			$1,302,192			$1,206,117
Interest-bearing liabilities:
Interest-bearing demand deposits	$60,022	$52	0.34%	$64,394	$48	0.30%	$59,684	$41	0.27%
Money market and savings deposits	249,595	625	0.99	276,496	678	0.98	241,819	405	0.66
Time deposits	463,373	2,125	1.82	445,894	1,761	1.58	375,839	1,158	1.22
Borrowings	95,371	502	2.09	48,604	225	1.86	74,892	214	1.13
Subordinated notes	14,874	256	6.83	14,859	253	6.83	14,821	256	6.85
Total interest-bearing liabilities	$883,235	$3,560	1.60%	$850,247	$2,965	1.40%	$767,055	$2,074	1.07%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest bearing demand deposits	329,459			306,547			319,822
Other liabilities	9,956			10,923			12,939
Shareholders' equity	145,496			134,475			106,301
Total liabilities and shareholders' equity	$1,368,146			$1,302,192			$1,206,117
Net interest income		$13,069			$12,415			$11,678
Interest spread			3.44%			3.54%			3.72%
Net interest margin (5)			3.94			3.97			4.03
Tax equivalent effect			0.03			0.02			0.04
Net interest margin on a fully tax equivalent basis			3.97			3.99			4.07

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates and yields are presented on an annual basis and includes a taxable equivalent adjustment to interest income of $84 thousand, $76 thousand and $124 thousand on tax-exempt securities for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively, using a federal income tax rate of 21% for the 2018 periods and 35% for the 2017 period.
(3) Includes nonaccrual loans.
(4) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

	For the nine months ended,
	September 30, 2018			September 30, 2017
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Interest-earning assets:
Gross loans (3)	$1,052,942	$42,837	5.44%	$960,445	$38,706	5.39%
Investment securities (4):
Taxable	117,356	2,057	2.34	80,470	1,239	2.06
Tax-exempt	60,570	1,181	3.13	35,015	641	3.61
Interest earning cash balances	27,207	382	1.88	45,760	381	1.11
Federal Home Loan Bank Stock	8,303	326	5.25	8,116	266	4.38
Total interest-earning assets	$1,266,378	$46,783	4.96%	$1,129,806	$41,233	4.92%
Non-earning assets:
Cash and due from banks	19,577			18,828
Premises and equipment	13,150			14,897
Goodwill	9,387			9,387
Other intangible assets, net	588			819
Company-owned life insurance	11,651			11,324
Allowance for loan losses	(11,628)			(11,429)
Other non-earning assets	9,132			11,681
Total assets	$1,318,235			$1,185,313
Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$62,626	$151	0.32%	$58,418	$119	0.27%
Money market and savings deposits	266,508	1,851	0.93	264,389	1,184	0.60
Time deposits	455,299	5,465	1.60	351,073	3,029	1.15
Borrowings	67,073	946	1.89	88,280	614	0.93
Subordinated notes	14,859	759	6.83	14,806	759	6.85
Total interest-bearing liabilities	$866,365	$9,172	1.42%	$776,966	$5,705	0.98%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest bearing demand deposits	311,675			295,413
Other liabilities	9,941			10,396
Shareholders' equity	130,254			102,538
Total liabilities and shareholders' equity	$1,318,235			$1,185,313
Net interest income		$37,611			$35,528
Interest spread			3.54%			3.94%
Net interest margin (5)			3.97			4.20
Tax equivalent effect			0.02			0.04
Net interest margin on a fully tax equivalent basis			3.99			4.24
(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates and yields are presented on an annual basis and includes a taxable equivalent adjustment to interest income of $235 thousand and $306 thousand on tax-exempt securities for the nine months ended September 30, 2018 and September 30, 2017, respectively, using a federal income tax rate of 21% for the 2018 period and 35% for the 2017 period.
(3) Includes nonaccrual loans.
(4) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

Loan Composition (Unaudited)	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Commercial real estate
Non-owner occupied	$362,450	$361,341	$360,014	$343,420	$312,644
Owner-occupied	190,131	172,615	172,608	168,342	156,690
Total commercial real estate	552,581	533,956	532,622	511,762	469,334
Commercial and industrial	397,060	363,239	371,464	377,686	380,512
Residential real estate	164,356	147,763	146,436	144,439	130,117
Consumer	1,002	831	832	1,036	758
Total loans	$1,114,999	$1,045,789	$1,051,354	$1,034,923	$980,721

Impaired Assets (Unaudited)	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Nonaccrual loans
Commercial real estate	$4,559	$2,557	$1,946	$2,257	$1,998
Commercial and industrial	5,763	5,983	8,192	9,024	11,911
Residential real estate	2,546	2,737	2,838	2,767	1,727
Consumer	5	—	—	—	—
Total nonperforming loans	12,873	11,277	12,976	14,048	15,636
Other real estate owned	—	—	—	652	384
Total nonperforming assets	12,873	11,277	12,976	14,700	16,020
Performing troubled debt restructurings
Commercial real estate	1,511	1,517	1,525	—	287
Commercial and industrial	574	578	582	961	975
Residential real estate	365	364	258	261	1,049
Total performing troubled debt restructurings	2,450	2,459	2,365	1,222	2,311
Total impaired assets	$15,323	$13,736	$15,341	$15,922	$18,331

Loans 90 days or more past due and still accruing	$354	$259	$263	$440	$486